Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Barry Cinnamon, certify that:
(1)	I have reviewed this Annual Report on Form 10-K/A of Westinghouse Solar, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: March 26, 2012

/s/ Barry Cinnamon
Barry Cinnamon
President and Chief Executive Officer